Exhibit 23.2

Consent of Amisano Hanson, Chartered Accountants

TERRY AMISANO LTD.                              AMISANO HANSON
KEVIN HANSON, CA                                CHARTERED ACCOUNTANTS

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to the Registration Statement of Wireless Age Communications, Inc. and subsidiaries on Form S-3 of our report, dated March 18, 2004, appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Amisano Hanson
-----------------------------------------
Amisano Hanson, Chartered Accountants

Vancouver, Canada
July 12, 2004

Suite 604 - 750 West Pender Street          TELEPHONE (604) 689-0188
Vancouver Canada                                     FACSIMILE (604) 689-9773
V6C 2T7                                              E-MAIL: amishan@telus.net